UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-525 West 8th Avenue Vancouver, BC, Canada	V5Z1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 3.02 Sale of Unregistered Equity Securities

See Item 5.02.

Item 5.02 Departure of an Executive Officer; Equity Compensation

Effective May 1, 2025, Barrett Mooney stepped down as Chief Operating Officer of the Company to pursue other business opportunities.

Effective May 1, 2025, two executive officers accepted unregistered shares of the Company in lieu of cash payment owed to them. David Welch, Chairman of the Board, was granted 117,216 shares and Jolie Kahn, CEO, was granted 142,555 shares, in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. These shares are restricted and subject to lockup agreements in conjunction with the January 16, 2025 Securities Purchase Agreement entered into between the Company and certain institutional investors.

Item 8.01 Other Information

With regard to the description of the Company’s January 2025 PIPE financing, the approval of which constitutes Proposal Number 1 for the approval by the Company’s shareholders in its Definitive Proxy Statement on Schedule 14A filed with the SEC on May 5, 2025, the Company hereby incorporates herein by reference the description of the financing set forth in its Current Report on Form 8-K filed with the SEC on January 16, 2025 and the Securities Purchase Agreement filed as Exhibit 10.1 therewith (all capitalized terms used and not defined in this Form 8-K are used as defined in the Securities Purchase Agreement). The Company is confirming that the approval sought from its shareholders with regard to this Proposal Number 1 include any shares issuable under any securities issued pursuant to any rights of participation held by Purchasers under the Securities Purchase Agreement and the Company’s 2022 Securities Purchase Agreement (including issuances under Section 2.4(a) of the Securities Purchase Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn, CEO